SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                       TRAVEL SERVICES INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AT THE COMPANY                AT THE FINANCIAL RELATIONS BOARD
JOSEPH V. VITTORIA            DOUG DELIETO     NICOLE INNARELLA  MARTIN GITLIN
CHAIRMAN & CEO                (GENERAL INFO.)  (ANALYST INFO.)   (MEDIA INFO.)
(561) 266-0860                (212) 661-8030   (212) 661-8030    (212) 661-8030



                          TRAVEL SERVICES INTERNATIONAL
                    ANNOUNCES POSTPONEMENT OF ANNUAL MEETING

DELRAY BEACH, FL, September 13, 1999 -- Travel Services International, Inc. (Nasdaq: TRVL) today announced that the Company's Annual Meeting, which had been scheduled for September 14, 1999 at the Delray Beach Marriott, has been postponed due to Hurricane Floyd, which is expected to affect South Florida. The Company expects to reschedule the Annual Meeting as soon as posible at the Delray Beach Marriott, and will announce the rescheduled date and time pending the outcome of the hurricane.

Travel Services International is a leading specialized distributor of travel products including cruise vacations, vacation packages, domestic and international airline tickets and European auto rentals, and is a leading provider of travel services, such as electronic hotel reservation services, specialized hotel programs and services and incentive travel programs. The Company provides its services to both travel agents and travelers, offering a unique combination of specialized expertise, the ability to compare options from multiple travel providers and competitive prices.

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


AT THE COMPANY           AT THE FINANCIAL RELATIONS BOARD
JOSEPH V. VITTORIA       DOUG DELIETO        NICOLE INNARELLA     MARTIN GITLIN
CHAIRMAN & CEO           (GENERAL INFO.)     (ANALYST INFO.)      (MEDIA INFO.)
(561) 266-0860           (212) 661-8030      (212) 661-8030       (212) 661-8030

                          TRAVEL SERVICES INTERNATIONAL
                           RESCHEDULES ANNUAL MEETING

DELRAY BEACH, FL, SEPTEMBER 15, 1999 -- Travel Services International, Inc. (Nasdaq: TRVL) today announced that it has rescheduled its Annual Meeting of Shareholders to Tuesday, September 28, 1999. The Annual Meeting will begin at 9:00 am and will be held at the Delray Beach Marriott. The Annual Meeting had originally been scheduled for September 14, 1999, at the same time and place, but was postponed due to Hurricane Floyd.

Travel Services International is a leading specialized distributor of travel products including cruise vacations, vacation packages, domestic and international airline tickets and European auto rentals, and is a leading provider of travel services, such as electronic hotel reservation services, specialized hotel programs and services and incentive travel programs. The Company provides its services to both travel agents and travelers, offering a unique combination of specialized expertise, the ability to compare options from multiple travel providers and competitive prices.

                                      # # #